UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2011

SENETEK PLC

(Exact name of registrant as specified in its charter)

Commission File Number 0-14691

England (State or other jurisdiction of incorporation or organization)	77-0039728 (IRS Employer Identification Number)

51 New Orleans Court, Suite 1A Hilton Head, SC (Address of principal executive offices)	29928 (Zip code)

(404) 418-6203
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of CertainOffices.

On May 20, 2011, Senetek PLC (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has elected Bobby Cooper and John May to the Board.   Messrs. Cooper and May were elected to the Board effective May 16, 2011. The Board has not yet determined the committees to which Messrs. Cooper and May will be appointed.

For their service, Messrs. Cooper and May will receive compensation that is commensurate with that received by the Company’s other non-employee directors.

Messrs. Cooper and May have (i) no arrangements or understandings with any other person pursuant to which they were elected for the positions described above, (ii) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and (iii) no transactions in which they have an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release dated May 20, 2011 announcing the foregoing elections and a brief summary of each of Messrs. Cooper’s and May’s professional background is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

99.1.           Press Release dated May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENETEK PLC.

Date: May 20, 2011	By:	/s/ John Ryan
John P. Ryan
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release dated May 20, 2011